                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since May 9, 2000, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
 8-15-00                    155             1.3125         Bisco
 8-21-00                    330             1.3125         Bisco
 8-22-00                    100             1.2969         Bisco
 8-29-00                  1,500             1.3438         Bisco
 9-12-00                  2,000             1.3438         Glen Ceiley
 9-22-00                    100             1.3750         Bisco
10-30-00                  2,780              .8750         Bisco
 11-1-00                  2,300              .9851         Bisco
 11-6-00                  1,099             1.000          Bisco
 11-9-00                  1,900             1.000          Bisco
11-10-00                  5,300             1.000          Bisco
11-13-00                  7,200             1.000          Bisco

* Excluding commissions


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